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                      SHOPKO STORES, INC. AND SUBSIDIARIES
              EXHIBIT 11 - COMPUTATION OF EARNINGS PER COMMON AND
                            COMMON EQUIVALENT SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    First Half as of                          Fiscal Years Ended
                                            ---------------------------------------------------------------------------------------
                                              July 31,          August 1,       January 30,       January 31,        February 1,
                                                1999              1998             1999              1998               1997
                                             (26 Weeks)        (26 Weeks)       (52 Weeks)        (52 Weeks)         (52 Weeks)
                                            ---------------------------------------------------------------------------------------
       BASIC:
        Earnings before
          extraordinary item                $      47,158     $       8,051    $     55,636      $       49,382    $       45,669
       Extraordinary item                         (3,776)
                                            --------------    --------------   -------------     --------------    ---------------
       Net earnings                         $      43,382     $       8,051    $     55,636      $       49,382     $      45,669
                                            ==============    ==============   =============     ==============    ===============

       Weighted average number of
         outstanding common shares                 26,475            25,968          26,035             28,398             32,090
                                            ==============    ==============   =============     ==============    ===============
       Earnings per common
         share before extraordinary
         item - basic (1)                   $        1.78     $        0.31    $       2.14      $        1.74     $         1.42
       Extraordinary item - basic (1)              (0.14)
                                            --------------    --------------   -------------     --------------    ---------------
       Net earnings per common
         share - basic (1)                  $        1.64     $        0.31    $       2.14      $        1.74     $         1.42
                                            ==============    ==============   =============     ==============    ===============

       DILUTED:
       Earnings before
         extraordinary item                 $      47,158     $       8,051    $     55,636      $      49,382     $       45,669
       Extraordinary item                         (3,776)
                                            --------------    --------------   -------------     --------------    ---------------
       Net earnings                         $     43,382      $       8,051    $     55,636      $      49,382     $       45,669
                                            ==============    ==============   =============     ==============    ===============

       Weighted average number of
         outstanding common shares                 26,475            25,968          26,035             28,398             32,090
       Number of common shares
         issuable assuming exercise
         of stock options
                                                      470               518             482                377                473
                                            --------------    --------------   -------------     --------------    ---------------
       Weighted average number of
         outstanding common and
         common equivalent shares -
         assuming dilution                         26,945            26,486          26,517             28,775             32,563
                                            ==============    ==============   =============     ==============    ===============

       Earnings per common
         share before extraordinary
         item - diluted (1)                 $        1.75     $        0.30    $       2.10      $        1.72     $         1.40
       Extraordinary item - diluted (1)             (0.14)
                                            --------------    --------------   -------------     --------------    ---------------
       Net earnings per common
         share - diluted (1)                $        1.61     $        0.30    $       2.10      $        1.72     $         1.40
                                            ==============    ==============   =============     ==============    ===============


       (1) Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common equivalent shares.



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